THIS OPTION AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT.


                     STOCK OPTION AGREEMENT

          This Stock Option Agreement (the "Agreement"), dated
January 16, 1996, between Quantum Health Resources, Inc., a
Delaware corporation (the "Company"), and ____________________
("____________________");


                            Recitals
                            ________

          A.   ____________________ is and has been a key
management employee of Commonwealth Care, Inc., a Massachusetts corporation ("Commonwealth").

          B. Effective as of the date hereof, the Company has acquired all of the issued and outstanding capital stock of Commonwealth pursuant to a Stock Purchase Agreement, dated as of January 16, 1996 (the "Stock Agreement").

          C.   In connection with such acquisition, the Stock
Agreement provides for the payment to ____________________ of certain Contingent Consideration (as defined in the Stock
Agreement). The option evidenced by this Agreement represents a portion of such Contingent Consideration.


                            Agreement
                            _________

          In consideration of the premises and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Grant of Option. Upon and subject to the terms and conditions set forth herein, the Company hereby grants to ____________________ an option (the "Option") to purchase up to
___________________ (__________) shares (the "Shares") of the common stock of the Company (the "Common Stock"), at a per share exercise price (the "Exercise Price") equal to $_______ such price being the closing bid price for one share of Common Stock on the date of this Agreement.

          2.   Time of Exercise of Option.

          (a) The Option shall become exercisable only to the extent the Contingent Consideration becomes payable pursuant to terms of the Stock Agreement. To the extent all or a portion of the Contingent Consideration becomes payable (the "Earned Percentage"), the Earned Percentage of the Option may be exercised by ____________________ on any date or dates after ________________ through and including the close of business on the later of: (i) _________________ (if such day is a business day, otherwise on the next succeeding business day), or (ii) the date which is ninety (90) days after the first date on which, in the written opinion of the Company's counsel provided to the holder of this option, all of the shares of Common Stock purchasable hereunder (assuming payment of the exercise price is made pursuant to Section 3(b)(ii) or 3(b)(iv) hereof) may be sold without restriction under Rule 144 of the Securities Act of 1933 (other than a restriction resulting from ____________________'s status as an "affiliate").

          3.   Method of Exercise; Restrictions.

          (a) The Earned Percentage of the Option may be exercised in whole or in part (subject to item (c) below), from time to time, by presentation and surrender of this Agreement to the Company at its principal office, together with an Option Exercise Form in the form attached hereto as Exhibit A, duly completed and executed for purchase of the designated number of shares of Common Stock accompanied by payment of the Exercise Price due in connection with such exercise.

          (b) The Exercise Price shall be paid in (i) cash (including certified or cashier's check), (ii) by delivering shares of common stock of the Company already owned by ____________________ and having a fair market value on the date of exercise equal to the applicable Exercise Price,
     (iii) a combination of cash and such shares, (iv) by delivering for surrender a portion of the Option such that the aggregate spread between the Exercise Price of the shares represented thereby and the fair market value of such shares at the date of exercise is equal to the Exercise Price of the portion of the Option being exercised, or
     (v) such other form of so-called "cashless" exercise then being used by the Company for other stock options and reasonably satisfactory to the Company.

          (c) If the Option shall have been exercised in part, the Company shall, at the time of delivery of the certificates representing the Shares issuable pursuant to such partial exercise, make appropriate notation of the partial exercise of the Option on the face of this Agreement and return this Agreement to ____________________.

          (d) The Company shall make prompt delivery of the certificate(s) representing the Shares purchased pursuant to the Option; provided, however, that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such certificate shall be extended for the period necessary to take such action.

          4. Restrictions on Transfer. The Option is not transferable by ____________________, and during his lifetime is exercisable only by him, and ____________________ shall have no rights in any of the Shares or otherwise as a shareholder of the Company by virtue hereof until payment of the Exercise Price and delivery to him of such Shares as herein provided. The Option and the rights granted hereunder shall not be pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or any right granted hereunder or such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or any such rights, this Agreement, the Option and such rights shall immediately and automatically become null and void and of no further force or effect.

          5. Adjustments. In order to prevent dilution of the rights granted under the Option, the Exercise Price will be subject to adjustment from time to time as provided in this
Section 5 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, thereafter constituting the "Exercise Price" for all purposes), and the number of shares of Common Stock obtainable upon exercise of the Option (or part thereof), will be subject to adjustment from time to time as provided in this Section 5.

          5.1  Subdivision or Combination of Common Stock.
     If the Company, at any time prior to the last date on which the Option may be exercised, declares any stock dividend or subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock obtainable upon exercise of the Option will be proportionately increased and the per share Exercise Price shall be proportionately decreased. If the Company at any time prior to the exercise of the Option combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of the Option will be proportionately decreased and the per share Exercise Price shall be proportionately increased.

          5.2 Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger, share exchange, sale of all or substantially all of the Company's assets to another person or similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets, including cash, with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that ____________________ will thereafter have the right to acquire and receive in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the Option, such shares of stock, securities or assets, including cash, as may be issued or payable pursuant to the terms of the transaction constituting the Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Option had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to ____________________'s rights and interests to ensure that the provisions of this Section 5 will thereafter be applicable to the Option, and the Option shall cease to be exercisable for shares of Common Stock.

          6. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the number or kind of securities or other property purchasable hereunder, the Company shall forthwith give written notice to ____________________ stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

          7.   Endorsement on Share Certificates.  Any
certificate representing Shares issued pursuant to ____________________'s exercise of the Option shall if so required bear an appropriate legend in substantially the following form:

          The shares represented by this certificate have not been registered under the federal Securities Act of 1933 or the securities laws of any state and have been issued and sold in reliance upon certain exemptive provisions of such laws. Such shares may not be sold or transferred except if, in the opinion of counsel reasonably acceptable to the Company, any such sale or transfer would be pursuant to an effective registration statement under the applicable state and federal securities laws or pursuant to an exemption from such registration.

          8. Registration Rights. If at any time after the date hereof and prior to the exercise of the Option the Company shall file a registration statement on which the shares issuable upon exercise of options granted by the Company or the resale of such stock may be registered, the Company shall use reasonable efforts to include the shares underlying this Option in such registration statement.

          9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and ____________________ and their respective heirs, personal representatives, successors and assigns; provided that the assignment of this Agreement by ____________________ is expressly prohibited pursuant to Section 4 above.

          10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana.

          11. Information as to Exercise Price. At any time prior to expiration of the Option, the Company will provide to ____________________, following ____________________'s reasonable prior written request therefor, complete information with respect to the Exercise Price and the calculation thereof, and the number and kind of securities or other property purchasable upon exercise of the Option.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                 "COMPANY"

                                 QUANTUM HEALTH RESOURCES, INC.


                                 By: ___________________________

                                     Its:_______________________


          ____________________ AFFIRMS THAT HE HAS READ AND
UNDERSTANDS THE CONTENTS OF THIS AGREEMENT AND THAT HE ACCEPTS
THE OPTION ON THE TERMS AND CONDITIONS SET FORTH HEREIN.


                                 _______________________________

                                 _______________________________
                                     Social Security Number

Address:  ________________________

          ________________________

                            EXHIBIT A
                            _________


                      OPTION EXERCISE FORM



                      _____________________


Quantum Health Resources, Inc.
9100 Keystone Crossing
Suite 500
Indianapolis, IN  46250

          Reference is hereby made to that certain Stock Option
Agreement dated January ___, 1996, between Quantum Health
Resources, Inc. and ____________________ (the "Agreement").
Capitalized terms used herein shall have the meanings ascribed in the Agreement.

          The undersigned hereby:

          1.   Irrevocably subscribes for ______ Shares of Common
Stock of the Company at the Exercise Price (as defined in the Agreement) and encloses payment herewith, in the manner prescribed by the Agreement, in the amount of $____________ or ______ shares of common stock of the Company.

          2. Acknowledges that such shares shall be issued by the Company pursuant to, and subject to the terms of the Agreement and the Stock Agreement.

          3. Acknowledges and agrees that such Shares shall bear a legend substantially similar to that described in the Agreement.

          4. Represents and warrants that he is the sole holder of the Option, that the Option is outstanding, unexpired and unexercised to the extent necessary for this exercise, and that the exercise of the Option hereby is in full compliance with the terms of the Agreement.

          5.   [IF A PARTIAL EXERCISE] herewith surrenders to the
Company the Agreement for notation of the partial exercise of the Option, subject to return to the undersigned upon such notation.

          6. Requests that a certificate for such Shares of Common Stock be issued in the name of the undersigned and delivered to the undersigned at the address set forth below.


Date:  ____________________


                                   _____________________________

                                   _____________________________
                                   Social Security Number

                                   Address:


                                   _____________________________

                                   _____________________________